Exhibit 4.1

AMENDMENT NO. 1

AMENDMENT NO. 1 (this “Amendment”), dated as of March 13, 2012, to that certain Amended and Restated Credit Agreement, dated as of June 9, 2011 (the “Credit Agreement”; capitalized terms used herein and not defined shall have the meaning set forth in the Credit Agreement), among GREEN MOUNTAIN COFFEE ROASTERS, INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., as Administrative Agent, U.S. Swing Line Lender and U.S. L/C Issuer, the other agents named therein and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

W I T N E S S E T H :

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the Borrower and the Lenders party hereto agree to the amendment of the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE - Section 7.02(g) Amendment.  Subject to the satisfaction of the conditions set forth in Section Two hereof, Section 7.02(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(g)         Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $200,000,000:”.

SECTION TWO - Conditions to Effectiveness.  This Amendment shall become effective when, and only when, the Administrative Agent receives (a) counterparts of this Amendment executed by the Borrower and (b) consents to this Amendment from the Borrower and the Required Lenders.

The effectiveness of this Amendment (other than Sections Five, Six and Seven hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Three hereof.

SECTION THREE - Representations and Warranties; Covenants.  In order to induce the Lenders to consent to this Amendment, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that, after giving effect to this Amendment, (x) no Default has occurred and is continuing; and (y) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date.

SECTION FOUR - Reference to and Effect on the Credit Agreement and the Notes.  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.  The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.

SECTION FIVE - Costs, Expenses and Taxes.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (limited, in the case of attorneys’ fees to the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP) in accordance with the terms of Section 10.04 of the Credit Agreement.

SECTION SIX - Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION SEVEN - Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Valerie Jennings
Name: Valerie Jennings
Title: Director of Treasury

Signature Page to Amendment No. 1

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Roberto Salazar
Name: Roberto Salazar
Title: Vice President

Signature Page to Amendment No. 1

The undersigned hereby consents to this Amendment:

[Bank of America], as a Lender

By:	/s/ Christopher S. Allen
Name:	Christopher S. Allen
Title:	Senior Vice President

Signature Page to Amendment No. 1

The undersigned hereby consents to this Amendment:

[HSBC Bank USA, National Association], as a Lender

By:	/s/ David A. Carroll
Name:	David A. Carroll
Title:	Vice President

Signature Page to Amendment No. 1

The undersigned hereby consents to this Amendment:

[TD Bank, N.A.], as a Lender

By:	/s/ Douglas Graham
Name:	Douglas Graham
Title:	Vice President

Signature Page to Amendment No. 1

The undersigned hereby consents to this Amendment:

[1st Farm Credit Services, PCA], as a Lender

By:	/s/ Dale A. Richardson
Name:	Dale A. Richardson
Title:	Vice President, Capital Markets

Signature Page to Amendment No. 1

The undersigned hereby consents to this Amendment:

[Royal Bank of Canada], as a Lender

By:	/s/ Gordon Mac Arthur
Name:	Gordon Mac Arthur
Title:	Authorized Signatory

Signature Page to Amendment No. 1

The undersigned hereby consents to this Amendment:

[Brown Brothers Harriman & Co.], as a Lender

By:	/s/ J. Edward Hall
Name:	J. Edward Hall
Title:	Managing Director

Signature Page to Amendment No. 1

The undersigned hereby consents to this Amendment:

[AgFirst Farm Credit Bank], as a Lender

By:	/s/ Matthew H. Jeffords
Name:	Matthew H. Jeffords
Title:	Asst. Vice President

Signature Page to Amendment No. 1

The undersigned hereby consents to this Amendment:

[RBS Citizens, N.A.], as a Lender

By:	/s/ Donald A. Wright
Name:	Donald A. Wright
Title:	SVP

Signature Page to Amendment No. 1

The undersigned hereby consents to this Amendment:

[SunTrust Bank], as a Lender

By:	/s/ Tesha Winslow
Name:	Tesha Winslow
Title:	Vice President

Signature Page to Amendment No. 1

The undersigned hereby consents to this Amendment:

[Cooperative Centrale Raiffeisen - Boerenleebank B.A. “Rabobank Nederland”, New York Branch], as a Lender

By:	/s/ Theodore W. Cox
Name:	Theodore W. Cox
Title:	Executive Director

By:	/s/ Brett Delfino
Name:	Brett Delfino
Title:	Executive Director

Signature Page to Amendment No. 1

The undersigned hereby consents to this Amendment:

[HSBC Canada], as a Lender

By:	/s/ Charles Douville
Name:	Charles Douville
Title:	Vice President, Regional Head of Corporate

By:	/s/ Patrick Freiwah
Name:	Patrick Freiwah
Title:	Senior Relationship Manager, Corporate

Signature Page to Amendment No. 1

The undersigned hereby consents to this Amendment:

[Sovereign Bank, N.A.], as a Lender

By:	/s/ David Denlinger
Name:	David Denlinger
Title:	Senior Vice President

Signature Page to Amendment No. 1

The undersigned hereby consents to this Amendment:

[CoBank, ACB], as a Lender

By:	/s/ Hal Nelson
Name:	Hal Nelson
Title:	Vice President

Signature Page to Amendment No. 1

The undersigned hereby consents to this Amendment:

[CIBC Inc.], as a Lender

By:	/s/ Eoin Roche
Name:	Eoin Roche
Title:	Executive Director

By:	/s/ Dominic Sorresso
Name:	Dominic Sorresso
Title:	Executive Director

Signature Page to Amendment No. 1

The undersigned hereby consents to this Amendment:

[Wells Fargo Bank, N.A.], as a Lender

By:	/s/ Daniel M. Grondin
Name:	Daniel M. Grondin
Title:	Senior Vice President

Signature Page to Amendment No. 1

The undersigned hereby consents to this Amendment:

[Sumitomo Mitsui Banking Corporation], as a Lender

By:	/s/ Shuji Yabe
Name:	Shuji Yabe
Title:	General Manager

Signature Page to Amendment No. 1